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                                                                   Exhibit 10.64

                                SECOND AMENDMENT
                                     TO THE
                       HEALTH MANAGEMENT ASSOCIATES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    Whereas, Health Management Associates, Inc., a corporation organized under the laws of the State of Delaware (the "Com pany"), established the Health Management Associates, Inc. Supplemental Executive Retirement Plan (the "Plan"), and

    Whereas, the right to amend the Plan is expressly reserved to the Company under Section 5.3 thereof, and

    Whereas, the Plan was amended effective December 13, 1993, under the First Amendment to the Health Management Associates, Inc. Supplemental Executive Retirement Plan, and

    Whereas, the Company wishes to amend the Plan again.

    Now, Therefore, the Plan is hereby amended, effective September 17, 1996, as follows:

    Section 4.1 is amended to read as follows:

    Section 4.1.  Retirement Benefit.  If a Participant's Full-Time Employment
                  ------------------
    does not terminate until on or after his Normal Retire ment Date, the Participant shall be entitled to receive his Retirement Benefit. The Partici pant's first monthly Retirement Benefit payment shall be due and payable on the first day of the month immediately following his Normal Retirement Date. A Participant's Retirement Benefit shall not be increased, other than by resolution of the Board, for any delay between his Normal Retirement Date and his actual termination of Full-Time Employment.

    The remainder of the Plan shall remain in full force and effect and shall be unaffected by this Second Amendment.

    In Witness Whereof, the Company has this caused this Second Amendment to be executed this 17 day of September, 1996.


              Health Management Associates, Inc.




             By: /s/ Robb L.Smith
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             Its: Senior Vice President
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